EXHIBIT A

                                 PROMISSORY NOTE

$393,432                                                  New York, New York
                                                          Date: August ___, 1997

     FOR VALUE RECEIVED, MURRAY WILSON ("Borrower") promises to pay to MERCHANTS T & F, INC., a New York corporation ("Lender"), in one or more payments within one year from the date of this Agreement (the "Maturity Date"), the principal sum of THREE HUNDRED NINETY THREE THOUSAND FOUR HUNDRED THIRTY TWO DOLLARS ($393,432), with EIGHT percent (8%) interest.

     Prepayment. Borrower shall have the right to prepay this Note at any time and from time to time in whole or in part without penalty.

     Late Fee. Upon default in the payment of the balance on the Maturity Date, Borrower shall pay to Lender upon demand, in addition to all the other amounts payable hereunder, a late charge equal to two percent of the amount so overdue (but in no event higher than the maximum allowed by New York law).

     Accleration Upon Default. Each of the following shall be deemed an "Event of Default":

     A. If one of the following acts of insolvency occurs with respect to Borrower or the property of Borrower:

          insolvency; assignment for the benefit of creditors or calling of a meeting of creditors preliminary thereto; appointment of a receiver, conservator, rehabilitator or similar officer for Borrower or any material portion of the property of Borrower, which appointment shall not be removed within 30 days after the appointment; the issuance of any attachment against any material portion of the property of Borrower, which shall not be removed or bonded within 30 days of such issuance; or the taking of possession of, or assumption of control over, all or any substantial part of the property of Borrower by the United States Government, foreign government (de facto or de jure) or any agency thereof; the filing of a voluntary petition in Bankruptcy by Borrower; or the commencement of any proceeding by Borrower under any bankruptcy or debtor's law (or similar law analogous in purpose or effect) for the relief or reorganization of Borrower or for composition, extension, arrangement or readjustment of any of the obligations of Borrower; or the filing of any involuntary petition in bankruptcy against Borrower, which filing is not dismissed within 60 days of such filing.


     B. If a judgement is entered or a tax lien filed against Borrower or the property of Borrower which is not paid or bonded on or before the 30th day following the entry of judgement or filing of lien.

     C. If Borrower fails to collect, remit or pay any tax assessment, withholding or deficiency on or before the 30th day following the due date.

     D.   The dissolution of Borrower.

     Upon an Event of Default, the entire principal balance of this Note then remaining unpaid, together with any late charges thereon, shall, at the option of Lender, become immediately due and payable, without demand or notice, together with all costs of collection, including reasonable attorney's fees. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or breach.

     Waiver; Indulgence. All parties now or hereafter liable for payment of any of the indebtedness evidenced by this Note, by executing and endorsing this Note or by entering into or executing any agreement to pay any indebtedness hereby evidenced: (a) agree to waive presentment for payment, demand, notice, protest and diligence in collection or bringing suit; and (b) agree that Lender shall have the right, without notice and without in any way affecting the liability of Borrower, to (i) accept partial payment, (ii) exchange or release security or collateral, (iii) deal in any way at any time with any parties liable for the indebtedness evidenced by the Note, or (iv) grant us to any party any extensions of time for payment of any said indebtedness or any other indulgences or forebearances whatsoever.

     Severability. If any provision of this Note shall be deemed by court having jurisdiction thereon invalid or unenforceable, the balance of this Note shall remain in effect; if any provision of this Note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court deems necessary to make it enforceable; and if any provision is deemed inapplicable by any such court to any person or circumstance, it shall nevertheless be construed to apply to all other persons and circumstances.

     Governing Law; Effect. This document shall be governed by and construed in accordance with the substantive law of the State of New York, without giving effect to the conflicts or choice of law provisions of New York or any other jurisdiction, and shall have the effect of a sealed instrument.





                                                     BORROWER:


                                                     /s/ Murray Wilson
                                                     -----------------------
                                                     Murray Wilson


                                                     PAYEE:
                                                     MERCHANTS T & F,


                                                     By: /s/ Laszlo Schwartz
                                                         -------------------


Date: 8/28/97

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

$393,432.00

                                                              New York, New York
                                                                  August 1, 1997

     THE UNDERSIGNED hereby promises to pay to the order of Merchants T&F, Inc., a New York corporation at 445 Fifth Avenue, Room 1lA, New York, NY 10016, or at such other place as the holder hereof may designate in writing, the sum of three hundred ninety-three thousand four hundred thirty-two dollars ($393,432.00), with interest thereon at the rate of eight percent (8%) per annum, payable as follows: Principal and interest on or before July 31, 1998.

     Prepayment of this note with interest to date of payment may be made at any time without penalty.

     If default is made in the payment when due of any part or installment of interest, then the whole sum of principal and interest shall become immediately due and payable at the option of the payee, without notice.

     In the event of commencement of suit to enforce payment of this note, the undersigned agree to pay such additional sum as attorney's fees as the court may adjudge reasonable.


                                                     /s/ Murray A. Wilson
                                                     -----------------------
                                                     Murray A. Wilson